As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIQURE B.V.*

(Exact Name of Registrant as Specified in Its Charter)

N/A
(Translation of Registrant’s Name into English)

The Netherlands	2834	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jörn Aldag, Chief Executive Officer
Meibergdreef 61
Amsterdam 1105 BA, the Netherlands; Tel: +31 20 566 7394
(Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Philip Astley-Sparke, President U.S. Operations
uniQure, Inc.
113 Hartwell Avenue
Lexington, MA 02421
Tel: +31 20 566 7394
(Name, Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
David E. Redlick, Esq. Timothy J. Corbett, Esq. WilmerHale LLP 10 Noble Street London EC2V 7QJ United Kingdom +44 20 7645 2400	Eric W. Blanchard, Esq. Brian K. Rosenzweig, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 +1 212 841 1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193158

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER ORDINARY SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE
Ordinary shares, par value €0.05 per share	920,000	$17.00	15,640,000	$2,015

(1)                                  Represents only the additional number of ordinary shares being registered and includes 120,000 ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional shares.  Does not include the ordinary shares that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-193158).

(2)                                  Based on the public offering price.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

* We intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from uniQure B.V. to uniQure N.V. prior to the consummation of this offering.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-193158) of uniQure B.V. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on February 4, 2014, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-193158 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit 5.1)

24.1

Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-193158), as amended, initially filed with the Securities and Exchange Commission on January 2, 2014 and incorporated by reference herein.)

24.2

Power of Attorney (incorporated by reference to Exhibit 24.2 of Amendment No 3. to the Registration Statement on Form F-1 (File No. 333-193158), filed with the Securities and Exchange Commission on January 31, 2014.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 4, 2014.

UNIQURE B.V.

By:	/s/ PIERS MORGAN

Name:	Piers Morgan
Title:	Chief Financial Officer and Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ *
	Chief Executive Officer	February 4, 2014
Jörn Aldag	(Principal Executive Officer)

/s/ PIERS MORGAN	Chief Financial Officer	February 4, 2014
Piers Morgan	(Principal Financial and Accounting Officer)

/s/ *	Chairman	February 4, 2014
Ferdinand Verdonck

/s/ *	Non-Executive Director	February 4, 2014
Sander Slootweg

/s/ *	Non-Executive Director	February 4, 2014
Sander van Deventer

/s/ *	Non-Executive Director	February 4, 2014
Joseph M. Feczko

/s/ *	Non-Executive Director	February 4, 2014
François Meyer

/s/ *	Non-Executive Director	February 4, 2014
David Schaffer

/s/ *	Non-Executive Director	February 4, 2014
Paula Soteropoulos

*By:	/s/ PIERS MORGAN
Name: Piers Morgan
Title: Attorney-in-Fact

UNIQURE INC.
Authorized Representative in the United States

By:	/s/ PHILIP ASTLEY-SPARKE
Name: Philip Astley-Sparke
February 4, 2014

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of Rutgers Posch Visée Endedijk N.V. (included in Exhibit 5.1)

24.1

Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-193158), as amended, initially filed with the Securities and Exchange Commission on January 2, 2014 and incorporated by reference herein.)

24.2

Power of Attorney (incorporated by reference to Exhibit 24.2 to Amendment No 3. to the Registration Statement on Form F-1 (File No. 333-193158), filed with the Securities and Exchange Commission on January 31, 2014.)